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                                                                   EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated October 29, 1999 (the "Effective Date"), is made and entered into by and between Retek Information Systems, Inc., a Delaware corporation (the "Company"), and Jeremy Thomas (the "Executive").

                  WHEREAS, in connection with the Company's acquisition of Webtrak Limited, a corporation organized under the laws of the United Kingdom, pursuant to the Share Purchase Agreement, dated as of the date hereof, between the shareholders of Webtrak Limited (the "Sellers") and the Company, the Company desires to secure the Executive's employment in the manner hereinafter specified and to make provision for payment of reasonable compensation to the Executive for such services, and the Executive is willing to be employed by the Company to perform the duties incident to such employment upon the terms and conditions hereinafter set forth and thus to forego opportunities elsewhere; and

                  WHEREAS, the parties desire to enter into this Agreement, as of the Effective Date, setting forth the terms and conditions of the employment relationship of the Executive with the Company during the Term (as such term is hereinafter defined).

                  NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                  1.       Employment Duties.

                  (a) Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve, as President of a division of the Company.

                  (b) Duties. As President of a division of the Company, the Executive will have full authority to act on behalf of the Company in a manner that is consistent with his title and position. In such capacity, the Executive also agrees to perform such duties and exercise such powers commensurate with his office as may from time to time be reasonably requested of him by Gordon Masson or any person to whom the Executive shall report from time to time. The Executive shall report exclusively to Gordon Masson. During the Term, the Executive shall:

                  (1) devote substantially all of his business time, attention and abilities to the business of the Company (including its subsidiaries or affiliates, when so required); and

                  (2) faithfully serve the Company and use his best efforts to promote and develop the interests of the Company.

                  2. Term of Employment. The term (the "Term") of the Executive's employment hereunder shall be for a period of two years, commencing on the Effective Date, and

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(unless earlier terminated in accordance with the terms of Section 4(a) below or as otherwise extended by the mutual agreement of the parties) ending on the second anniversary thereof.

                  3. Compensation. Subject to the terms of this Agreement and until the termination of the Term as provided in Section 4, the Company shall pay compensation and provide benefits to the Executive as follows:

                  (a) Base Salary. The Company shall pay to the Executive a base salary of $15,833.33 per month during the Term (the "Base Salary"). The Executive shall receive his salary in equal monthly installments (or in such other equal installments in accordance with the Company's payroll practices in effect from time to time). The Executive shall be eligible for annual salary increases in accordance with the compensation policies of the Company, as in effect from time to time.

                  (b) Benefit Continuation and Perquisites. The Executive shall participate during the Term, in such pension, life insurance, health, disability and major medical insurance plans, and such other employee benefit plans and programs, for the benefit of employees of the Company based in the United States, and as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other executives or officers of the Company and subject to the terms and provisions of such plans or programs.

                  (c) Incentive Bonus. For each calendar quarter that begins during the Term, the Company may pay a bonus to the Executive as determined by the Company in accordance with the Company's incentive plan or policies.

                  (d) Stock Options. The Company shall grant the Executive 250,000 options to purchase shares of the Company's common stock, par value of $0.01 per share, pursuant to and subject to the terms and conditions of the Company's 1999 Equity Incentive Plan and any stock option agreement entered into by the Executive and the Company.

                  (e) Vacation. The Executive shall be entitled to paid vacation in accordance with the Company's policy for employees based in the United States.

                  (f) Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred personally by him on behalf of the Company in accordance with the policies and procedures applicable to similarly situated executives of the Company.

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                  4.       Termination and Compensation Payable Upon Termination
or Resignation.

                  (a) Earlier Termination of Term. Notwithstanding the provisions of Section 2, the Executive's employment with the Company may be terminated or the Executive may resign such employment prior to the expiration of the Term as follows:

                  (1) The Company may terminate the Executive's employment hereunder for Cause (as defined hereunder), provided that the Company complies with the provisions of Section 4(e)(1);

                  (2) The Company may terminate the Executive's employment hereunder without Cause, provided that the Company complies with the provisions of Section 4(e)(1) and (2);

                  (3) The Company may terminate the Executive's employment hereunder upon the Executive's Disability, provided that the Company complies with the provisions of Section 4(e)(1) and (3);

                  (4) The Executive's employment hereunder shall terminate automatically upon his death; or

                  (5) The Executive may resign from his employment with the Company with or without Good Reason.

                  (b) Definition of "Cause". As used herein, "Cause" shall mean, during the Term of this Agreement, the occurrence of any of the following:

                  (1) acts of common law fraud against the Company or its affiliates on the part of the Executive;

                  (2) the conviction after the exhaustion of all appeals by the Executive of a felony involving moral turpitude or the entry of a plea of nolo contendere for such a felony;

                  (3) a material violation by the Executive of his responsibilities set forth herein which is willful and deliberate; provided, however, that prior to the determination that "Cause" under this Section 4(b)(3) has occurred, the Company shall: (A) provide to the Executive in writing, in reasonable detail, the reasons for the determination that such "Cause" exists, (B) afford the Executive a reasonable opportunity to remedy any such breach, (C) provide the Executive an opportunity to be heard prior to the final decision to

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         terminate the Executive's employment hereunder for such "Cause" and (D)
         make any decision that such "Cause" exists in good faith; or

                  (4) a material violation of the Company's policies and procedures as in effect from time to time.

                  (c) Definition of "Disability". The Executive shall be considered to have a "Disability" if he satisfies the definition set forth in the disability benefits plan in which he is enrolled at the time of the determination or if there is no such plan, for a continuous period of three months, he is unable to perform his duties under this Agreement for reasons of health, and, in the opinion of a physician appointed by the Company, such disability will continue for a prolonged period of time or if the Executive is deemed to be "Disabled" by an authorized officer of the Company who shall notify the Executive in writing that he qualifies for "Disability" status.

                  (d) Definition of "Good Reason". As used herein, "Good Reason" shall mean the occurrence of any of the following:

                  (1) a materially adverse change in the Executive's status, authority, duties or reporting responsibilities provided for under this Agreement; or

                  (2) any failure by the Company to pay to the Executive the Base Salary or other compensation and benefits provided for herein after failure to cure such nonpayment within thirty (30) days after written demand by the Executive to the Company.

                  (e) Payments to the Executive Upon Termination of Employment. In the event that the Executive's employment with the Company is terminated prior to the expiration of the Term for the reasons provided in
Section 4(a), then the Company shall pay to the Executive the following amounts on the date of such termination, and shall provide to the Executive the following benefits, as applicable:

                  (1) In the event that the Executive's employment hereunder terminates for any reason whatsoever (including for Cause), the Company shall pay to the Executive an amount equal to the sum of:
         (i) his accrued but unpaid Base Salary, and (ii) his accrued but unpaid vacation pay.

                  (2) In the event that: (i) the Executive's employment hereunder is terminated by the Company for any reason other than for Cause, Disability or death or (ii) the Executive terminates his employment with Good Reason, the Company shall also pay or provide to the Executive a lump-sum amount equal to the product of: (1) the amount of his then current Base Salary and (2) the greater of: (I) one, or
         (II) the number of years

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         (including fractional years) remaining in the Term, said amounts under this Section 4(e)(2) to be in lieu of payments under any severance policy of the Company.

                  (3) In the event that the Executive's employment is terminated by reason of Disability, the Executive shall receive the disability benefits under the disability benefit plan in which the Executive is enrolled at the time of such determination in addition to the benefits described in Section 4(e)(1) above.

                  5. Maximum Payment. Notwithstanding anything herein to the contrary, if it is determined by the Company in its sole discretion that any payment made to the Executive, whether pursuant to the terms of this Agreement or otherwise (the "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then the Payment to the Executive shall be reduced to the maximum amount that could be paid to the Executive without giving rise to the Excise Tax. The reductions in the Payments if applicable shall be made in such a manner as determined by the Company.

                  6. Protection of the Company's Interests. The Executive has executed and delivered to the Company an Employee Invention Assignment and Confidentiality Agreement, an executed copy of which is attached hereto (the "Invention Agreement").

                  7. Indemnification. The Company agrees to indemnify, defend and hold harmless the Executive from and against any and all liabilities to which he may be subject as a result of his employment hereunder (as a result of his service as an officer or director of the Company or as an officer or director of any of its subsidiaries or affiliates), as well as the costs, including attorney's and other professional fees and disbursements, of any legal action brought or threatened against him as a result of such employment in accordance with the indemnification policies of the Company, to the fullest extent permitted by, and subject to the limitations of, applicable corporate law.

                  8.       Successors; Binding Agreement.

                  (a) Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.
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                  (b)      Enforceability; Beneficiaries. This Agreement shall
be binding upon and inure to the benefit of the Executive (and his personal representatives and heirs) and the Company and any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, by operation of law. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees or other beneficiaries. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his beneficiary.

                  9. Assignment. Neither party may assign this Agreement or any of his or its rights, benefits, obligations or duties hereunder to any other person, firm, Company or other entity.

                  10. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or on the fourth business day after being placed in the mail, postage prepaid, addressed to the parties hereto as follows (provided that notice of change of address shall be deemed given only when actually received):

If to the Company:                  Retek Information Systems, Inc.
                                    Midwest Plaza
                                    801 Nicollet Mall
                                    11th Floor
                                    Minneapolis, MN   55402
                                    Attention: Gregory Effertz

                                    With a copy to:
                                    Shearman & Sterling
                                    1550 El Camino Real
                                    Menlo Park, CA   94025-4100
                                    Attention: Christopher D. Dillon, Esq.

If to the Executive:                Jeremy Thomas
                                    Middlestead,Green Trees
                                    Peppard, Oxon, RG95EN, United Kingdom

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The address of any of the parties may be changed from time to time by such party serving notice upon the other parties.

                  12. Law Applicable. This Agreement shall be governed by the laws of New York (other than New York principles of conflicts of laws). Any dispute between the parties relating to this Agreement may be heard only in the federal or state courts of New York and both parties hereby submit to the exclusive jurisdiction of such courts.

                  13. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof. This Agreement may not be changed or modified orally but only by an instrument in writing signed by the parties hereto, which instrument states that it is an amendment to this Agreement.

                  14. Severability. Should any provision of this Agreement or any part thereof be held invalid or unenforceable, the same shall not affect or impair any other provision of this Agreement or any part thereof and the invalidity or unenforceability of any provision of this Agreement shall not have any effect on or impair the obligations of the Company or the Executive.

                  15. Rules of Construction. The captions in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement. All references in this Agreement to particular Sections are references to the Sections of this Agreement, unless some other reference is clearly indicated.

                  16. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

                  17. Non-Payment of Note. In the event that the Company shall not have paid all amounts due under the promissory notes entered into between the Company and the Sellers (the "Notes") within fifteen Business Days (as defined in the Notes) after the Maturity Date (as defined in the Notes), this Agreement shall terminate and be of no further force and effect.

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                  IN WITNESS WHEREOF, the Company and the Executive have
executed this Agreement, all as of the day and year first above written.

                                         RETEK INFORMATION
                                         SYSTEMS, INC.


                                         By: /s/ Gregory A. Effertz
                                            ----------------------------------
                                            Name:   Gregory A. Effertz
                                            Title:  Chief Financial Officer

                                         EXECUTIVE


                                           /s/ Jeremy Thomas
                                          ------------------------------------
                                          Jeremy Thomas